Exhibit 5 Application

Send Forms To:
Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111-0001	MassMutual
Annuity Service Center Hub
PO Box 9067
Springfield, MA 01102-9067

Overnight Address:
MassMutual
☐ Check here if Purchase Payment is enclosed	Annuity Service Center Hub
Variable Annuity Application — Transitions SelectSM	1295 State Street
Please refer to the prospectus for detailed information.	Springfield, MA 01111-0001

Contract # ______________________
(For Home Office use only.)

1.      Contract Owner/Annuitant Information — Note: Contract Owner must be same as Annuitant for all types of IRA’s. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (form F6734).

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

2. Joint Contract Owner Information — Joint ownership is only allowed on non-qualified contracts. Unless otherwise specified, both signatures will be required for all Contract Owner transactions.
☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)			Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

3. Annuitant Information — If different from Contract Owner named in section 1.
☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

4.      Beneficiary Information — Primary Beneficiary — In the event of the death of a Joint Contract Owner, the surviving Joint Contract Owner shall become the Primary Beneficiary. In the event no Beneficiary designation is on record, death benefit proceeds will be paid to the default Beneficiary as provided under the terms of the Contract.

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

Contingent Beneficiary
Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

TMLS-T2a.2	Page 1 of 4	[F9307 907]

Exhibit 5 Application

5. New Contract Type — Select one.

Non-Qualified:	☐ Non-Qualified	☐ Custodial IRA*

☐ Non-Qualified Deferred Compensation Plan* (Non 457 Plans)

Qualified:	☐ IRA	☐ Roth IRA	☐ SEP IRA

☐ Non-ERISA TSA (external 90-24 transfers only; salary reduction contributions, hardship withdrawals and loans are not allowed.)

☐ SIMPLE IRA (if funded by employer contributions, provide employer name and address.)
Employer Name
Employer Address

	Qualified Plan*:	☐ 401(k)	☐ Pension Plan	☐ Keogh (HR10)

	☐ Profit Sharing Plan	☐ Money Purchase Pension Plan		☐ Target Benefit Plan
*Submit Disclosure Form (F6935) for Custodial IRA, Non-Qualified Deferred Compensation Plans and all Qualified Plans.

6. Source of Funds to be Invested — Complete form F6628 for Company to Company Transfer/Rollover of Assets

☐ Current Income/Personal Saving ☐ Non-Qualified Deferred Compensation ☐ IRA ☐ Governmental 457 Deferred Comp ☐ Money Purchase Pension Plan ☐ TSA ☐ Roth IRA (__________mm/dd/yyyy)*	☐ Non-Qualified Contract ☐ Custodial IRA ☐ SEP IRA ☐ Profit Sharing Plan ☐ Keogh (HR10) ☐ Target Benefit Plan	☐ CD/Mutual Fund ☐ Trust Funds ☐ SIMPLE IRA ☐ 401(k) ☐ Pension Plan ☐ Texas ORP
*For Roth IRA’s, please indicate the date that the Roth was established.

7. Initial Purchase Payment(s)

Amount $	(Please estimate for transfers. All transfer amounts should be included. Complete form F6628 for each separate transfer.)
Tax Year (For IRA contributions only)	(If no tax year is entered, the current calendar year will be used.)

8. Annuity Date (Maturity Date)

______ /_________/ ______ Month Day (1-28) Year	If no election is made, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.

9. Contingent Deferred Sales Charge (CDSC) (May only be selected at time of application and may not be changed thereafter.)

☐ 7 Year (default option if no selection is made)	☐ 9 Year — A credit will be applied if this option is selected.

10. Optional Riders (Age refers to age nearest birthday. For a Joint Contract Owner, Age refers to the oldest Contract Owner.)

If you choose to elect one of these options, you must do so at time of application. Selection of an optional rider requires participation in an asset allocation program sponsored by the Company. If you select Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Accumulation Benefit (GMAB), you will pay an additional charge. You may select only one of these options.

☐  None (default option if no selection is made)

☐  [MassMutual Guaranteed Income Plus 5 (5% GMIB)]- Not available for election or reset on or after Annuitant Age [76]

☐  [MassMutual Guaranteed Income Plus 6 (6% GMIB)]- Not available for election or reset on or after Annuitant Age [76]

Both GMIB benefits terminate upon the Contract Anniversary following the Annuitant’s Age [85].The GMIB has limited usefulness in connection with tax-qualified contracts due to the IRS minimum distribution requirements. Consult with your tax advisor.

☐  GMAB – 10 Year (with reset option) - Not available for election or reset on or after Age 90.

☐  GMAB – 20 Year - Not available for election on or after Age 80.

TMLS-T2a.2	Page 2 of 4	[F9307 907]

Exhibit 5 Application

  11.  Death Benefit Election (Certain age restrictions may impact your benefit. Age refers to age nearest birthday. For a Joint Contract Owner, Age refers to the oldest Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant. Only one option may be selected at the time of contract issue.)

☐        Basic Death Benefit — Not available if Contract Owner is Age [76] or older.

☐        Annual Ratchet Death Benefit — If you select this option you will pay an additional charge.

☐        Contract Value Death Benefit — A credit will be applied if this option is selected.

12. Free Partial Withdrawal (May only be selected at time of application and may not be changed thereafter.)

☐ 10% each Contract Year (default option if no selection is made) ☐ 10% in Contract Year 1; 20% in subsequent years — If you select this option you will pay an additional charge.

  13.   Nursing Home Benefit (May only be selected at time of application.) This feature is not available if the Contract Owner has resided in a Licensed Nursing Care Facility within two years prior to the Rider Effective Date.

☐ No (default option if no selection is made) ☐ Yes — If you select this option you will pay an additional charge.

14. Equalizer Benefit (May only be selected at time of application and is not available on or after Age 70.)

☐ No (default option if no selection is made) ☐ Yes — If you select this option you will pay an additional charge.

15. REQUIRED Replacement Questions (This section must be completed.) APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

•      Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or subsidiaries in the past 12 months?

☐ Yes           ☐ No

•      Will the annuity applied for replace or change any existing individual or group life insurance or annuity?

☐ Yes*         ☐ No

*If answering “yes”, please complete applicable replacement forms.

16. Miscellaneous Instructions/Comments

TMLS-T2a.2	Page 3 of 4	[F9307 907]

Exhibit 5 Application

Contract #
(For Home Office use only.)

Allocation Options

*	If you have elected GMIB or GMAB you must allocate 100% of your initial purchase payment in an asset allocation program by selecting either a Directed Asset Allocation Model or the Custom Allocation Choice, otherwise the models and Custom Allocation Choice are optional.

*	If you are electing a Directed Asset Allocation Model, only complete section 1A1 then go to section 17.

*	If you are electing the Custom Allocation Choice, complete section 1A2 and 2A then go to section 17.

*	If you are not electing an asset allocation program, skip section 1A and complete section 2A and/or 3A.

1A. Asset Allocation Programs (You may not participate in an asset allocation program if you are participating in the DCA Fixed Account or any other scheduled transfer program offered by the Company.)
1. Directed Asset Allocation Model

•   If participating in an asset allocation program, the Contract Value will automatically be rebalanced to the chosen Asset Allocation Model each calendar quarter.

•   You may not select Model E if you have elected [MassMutual Guaranteed Income Plus 6] (6% GMIB).

•   Select one of the following (these are listed in order from low risk to high risk with Asset Allocation Model A being the lowest risk. See Prospectus for more details.)

Directed Asset Allocation Models:

☐   Model A                       ☐ Model B                      ☐ Model C                      ☐ Model D                      ☐ Model E

2. Custom Allocation Choice
☐ Custom Allocation Choice

• Select a rebalancing frequency:	☐ Quarterly (default option if no selection is made)
☐ Semi-Annually
☐ Annually

• Select funds from section 14 according to the following asset class minimums and maximums:

Fixed Income	0% to 60% of assets
Fixed Income (If [MassMutual Guaranteed Income Plus 6] (6% GMIB) is elected)	20% to 60% of assets
Asset Allocation/Balanced Funds & Large Cap Value Funds	15% to 25% of assets
Large Cap Blend & Growth Funds	15% to 25% of assets
Small/Mid Cap Value Funds	5% to 10% of assets
Small/Mid Cap Blend & Growth Funds	0 to 10% of assets
International/Global Funds	5% to 20% of assets
Sector/Specialty A Funds	0 to 5% of assets
Sector/Specialty B Funds	0 to 5% of assets

• No more than 25% may be allocated to any one fund.

Addendum Page 1A of 5	F9307 907

Exhibit 5 Application

2A. Investment Allocation Of Initial And Future Purchase Payments (Excluding The DCA Fixed Account).

•     If not electing a Directed Asset Allocation Model, indicate how Purchase Payment(s) will be allocated to the investment choice(s) below.

•     Use whole percentages only. This section must total 100%.

•     If any portion of the initial Purchase Payment will be allocated to the DCA Fixed Account:

•     Complete section 2A for initial and future Purchase Payment allocations.

•     Complete section 3A to indicate percentage of allocation and select the 6 or 12 month DCA duration.

•     If DCA Fixed Account allocations are different from future Purchase Payment allocations, select your investment choices in section 3A.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %
Fixed Accounts – Not available for Optional Programs, GMIB or GMAB		Small/Mid Cap Value Funds: MML American Century Mid Cap Value (522)	______%
The Fixed Account (509)	______%	MML Goldman Sachs Small Cap Value (562)	______%
3 Year Long Term Guarantee Fixed Account (513)	______%	Small/Mid Cap Blend & Growth Funds:
5 Year Long Term Guarantee Fixed Account (514)	______%	Small/Mid Cap Blend:
7 Year Long Term Guarantee Fixed Account (515)	______%	MML Oppenheimer Small Cap Equity (545)	______%
10 Year Long Term Guarantee Fixed Account (516)	______%	MML Oppenheimer Small Company Opps (546)	______%
Short-Term/Stable Value – Not available for Custom Allocation Choice		MML Small Cap Index (525) Small/Mid Cap Growth Funds:	______%
Oppenheimer Money (553)	______%	MML T. Rowe Price Mid Cap Growth (558)	______%
Fixed Income Funds: MML Babson Inflation-Protected Bond (563)	______%	MML W&R/Wellington Small Cap Growth Equity (544)	______%
MML Babson Managed Bond (543)	______%	Oppenheimer MidCap (547)	______%
Oppenheimer Strategic Bond (555)	______%	International/Global Funds:
Asset Allocation/Balanced & Large Cap Value Funds:		MML Neuberger Berman Global (533)	______%
Asset Allocation/Balanced Funds:		MML Templeton Foreign (559)	______%
MML Babson Blend (536)	______%	Oppenheimer Global Securities (549)	______%
MML Capital Guardian Asset Allocation (560)	______%	Oppenheimer International Growth (551)	______%
Oppenheimer Balanced (554)	______%	Sector/Specialty A Funds:
Large Cap Value Funds:		MML Emerging Growth (537)	______%
MML American Century Income & Growth (521)	______%	MML OTC 100 (564)	______%
MML Davis Large Cap Value (542)	______%	AIM V.I. Global Health Care (529)	______%
MML Oppenheimer/Bernstein Equity (539)	______%	AIM V.I. Technology (530)	______%
MML T. Rowe Price Equity Income (557)	______%	PIMCO CommodityRealReturn Strategy (579)	______%
Large Cap Blend & Growth Funds:		Sector/Specialty B Funds:
Large Cap Blend Funds:		AIM V.I. Financial Services (528)	______%
MML Babson Enhanced Index Core Equity (538)	______%	ING VP Real Estate (578)	______%
MML Capital Guardian Growth & Income (561)	______%	Oppenheimer High Income (550)	______%
MML Equity Index (540)	______%
Fidelity® VIP Contrafund® (527)	______%
Oppenheimer Main Street (552)	______%	Total for both columns must equal 100%	100%
Large Cap Growth Funds:
MML AllianceBernstein Large Cap Growth (526)	______%
MML GMO Growth Equity (541)	______%
MML Legg Mason Concentrated Growth (532)	______%
MML T. Rowe Price Blue Chip Growth (556)	______%
Oppenheimer Capital Appreciation (548)	______%

Certain investment selections may not be available in all states.

Allocations to the Fixed Account are limited as specified in the Contract and prospectus.

Addendum Page 2A of 5	F9307 907

Exhibit 5 Application

**You may not elect the program on this page if you are participating in

GMIB, GMAB or an asset allocation program.**

3A. ■ Check here to participate in Dollar Cost Averaging (DCA) Fixed Account - Also complete section 7A

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the investment choice(s) selected in section 2A. The interest rate credited to amounts allocated to our DCA Fixed Account exceeds our actual earnings on supporting assets, less appropriate risk and expense adjustments. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your Contract, for the life of the Contract. Whether or not you elect the DCA Fixed Account, the mortality and expense/administrative charge is the same.

•   The DCA Fixed Account is for new Purchase Payments only. No transfers are allowed from another account or investment choice.

•   Minimum $5,000 Purchase Payment.

•   Only one DCA Fixed Account may be active at any one time.

•   The first transfer will occur 5 business days following receipt of this form and payment to a DCA Fixed account.

Please allocate         % of my initial Purchase Payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA (510)                ☐ 12 Month DCA (511)                ☐ 18 Month DCA (512)

Unless otherwise specified in the lines below, the DCA Fixed Account program will be allocated according to the allocations in the Investment Allocation section 2A.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %

Short-Term/Stable Value	Small/Mid Cap Value Funds:
Oppenheimer Money (553)%	MML American Century Mid Cap Value (522)%
Fixed Income Funds:	MML Goldman Sachs Small Cap Value (562)%
MML Babson Inflation-Protected Bond (563)%	Small/Mid Cap Blend & Growth Funds:
MML Babson Managed Bond (543)%	Small/Mid Cap Blend:
Oppenheimer Strategic Bond (555)%	MML Oppenheimer Small Cap Equity (545)%
Asset Allocation/Balanced & Large Cap Value Funds:	MML Oppenheimer Small Company Opps (546)%
Asset Allocation/Balanced Funds:	MML Small Cap Index (525)%
MML Babson Blend (536)%	Small/Mid Cap Growth Funds:
MML Capital Guardian Asset Allocation (560)%	MML T. Rowe Price Mid Cap Growth (558)%
Oppenheimer Balanced (554) Large Cap Value Funds: %	MML W&R/Wellington Small Cap Growth Equity (544)%
MML American Century Income & Growth (521)%	Oppenheimer MidCap (547)%
MML Davis Large Cap Value (542)%	International/Global Funds:	%
MML Oppenheimer/Bernstein Equity (539)%	MML Neuberger Berman Global (533)%
MML T. Rowe Price Equity Income (557)%	MML Templeton Foreign (559)%
Large Cap Blend & Growth Funds: %	Oppenheimer Global Securities (549)%
Large Cap Blend Funds: %	Oppenheimer International Growth (551)%
MML Babson Enhanced Index Core Equity (538)%	Sector/Specialty A Funds:	%
MML Capital Guardian Growth & Income (561)%	MML Emerging Growth (537)%
MML Equity Index (540)%	MML OTC 100 (564)%
Fidelity® VIP Contrafund® (527)%	AIM V.I. Global Health Care (529)%
Oppenheimer Main Street (552)%	AIM V.I. Technology (530)%
Large Cap Growth Funds: %	PIMCO CommodityRealReturn Strategy (579)%
MML AllianceBernstein Large Cap Growth (526)%	Sector/Specialty B Funds:
MML GMO Growth Equity (541)%	AIM V.I. Financial Services (528)%
MML Legg Mason Concentrated Growth (532)%	ING VP Real Estate (578)%
MML T. Rowe Price Blue Chip Growth (556)%	Oppenheimer High Income (550)%
Oppenheimer Capital Appreciation (548)%	Total for both columns must equal 100%	100%

Certain investment selections may not be available in all states. Allocations to the Fixed Account are limited as specified in the Contract and prospectus.

Addendum Page 3A of 5	F9307 907

Exhibit 5 Application

Optional Program Elections

**You may only select one of the following programs at any one time: Asset Allocation Program, DCA Fixed Account, Interest Sweep, DCA Separate Account or Automatic Rebalancing.**

4A. ■ Check here to participate in Interest Sweep - Also complete section 7A.
The Interest Sweep option will automatically transfer earnings from your Contract Value in the Fixed Account to the proportionate variable investment choice(s) selected in section 7A.
• Minimum value of $5,000 in the Fixed Account at the time of transfer. • The Interest Sweep will begin one frequency mode from the Contract Issue Date.

Interest Sweep Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually
5A. ■ Check here to participate in Dollar Cost Averaging (DCA — for Separate/Variable Account Assets only.) - Also complete section 7A.

The DCA Separate Account Program systematically transfers a set amount from the selected variable investment choice (below) to the variable investment choice(s) selected in section 7A.

•   Minimum $600 in the investment choice selected from which transfers may be made.

•   Minimum $100 transfer per frequency.

•   Minimum 6 month participation.

DCA Transfer:

Make periodic transfers of $___________________ of Contract Value from ___________________________ to the destination

investment choice(s) as specified in the DCA Allocation section 7A.                     (Investment choice)

Please select a day between the 1st and the 28th.
Begin DCA on ____________________. End on _________________ or after ____________. (mm/dd/yyyy) (mm/dd/yyyy) (# of transfers)

DCA Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

•    If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month.

•    If you do not select a start date, we will start the DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center.

•    If no end date is selected, the program will terminate once funds are insufficient to support the transfer.

Addendum Page 4A of 5	F9307 907

Exhibit 5 Application

6A. ■ Check here to participate in Automatic Rebalancing - Also complete section 2A.

The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected in section 2A.

•   Any unscheduled transfer request will automatically terminate the Automatic Rebalancing Program.

•   Transfers will begin one frequency mode on the first business day of the month after the attainment of the program’s minimum balance.

•   Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.

•   Contract Value will be rebalanced proportionately among the variable investment choices selected.

•   Requests to participate in Automatic Rebalancing will begin one frequency after DCA Fixed Account, Interest Sweep, or DCA program has completed.

Automatic Rebalancing Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

7A. Optional Program Fund Allocations

Unless otherwise specified in the lines below, the DCA Fixed Account program, Interest Sweep program and DCA Separate Account program will be allocated according to the allocations in the Investment Allocation section 2A.

Use whole percentages only. This section must total 100%.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %

Short-Term/Stable Value	Small/Mid Cap Value Funds:
Oppenheimer Money (553)%	MML American Century Mid Cap Value (522)%
Fixed Income Funds:	MML Goldman Sachs Small Cap Value (562)%
MML Babson Inflation-Protected Bond (563)%	Small/Mid Cap Blend & Growth Funds:
MML Babson Managed Bond (543)%	Small/Mid Cap Blend:
Oppenheimer Strategic Bond (555)%	MML Oppenheimer Small Cap Equity (545)%
Asset Allocation/Balanced & Large Cap Value Funds:	MML Oppenheimer Small Company Opps (546)%
Asset Allocation/Balanced Funds:	MML Small Cap Index (525)%
MML Babson Blend (536)%	Small/Mid Cap Growth Funds:
MML Capital Guardian Asset Allocation (560)%	MML T. Rowe Price Mid Cap Growth (558)%
Oppenheimer Balanced (554) Large Cap Value Funds %	MML W&R/Wellington Small Cap Growth Equity (544)%
MML American Century Income & Growth (521)%	Oppenheimer MidCap (547)%
MML Davis Large Cap Value (542)%	International/Global Funds:	%
MML Oppenheimer/Bernstein Equity (539)%	MML Neuberger Berman Global (533)%
MML T. Rowe Price Equity Income (557)%	MML Templeton Foreign (559)%
Large Cap Blend & Growth Funds: %	Oppenheimer Global Securities (549)%
Large Cap Blend Funds: %	Oppenheimer International Growth (551)%
MML Babson Enhanced Index Core Equity (538)%	Sector/Specialty A Funds:	%
MML Capital Guardian Growth & Income (561)%	MML Emerging Growth (537)%
MML Equity Index (540)%	MML OTC 100 (564)%
Fidelity® VIP Contrafund® (527)%	AIM V.I. Global Health Care (529)%
Oppenheimer Main Street (552)%	AIM V.I. Technology (530)%
Large Cap Growth Funds: %	PIMCO CommodityRealReturn Strategy (579)%
MML AllianceBernstein Large Cap Growth (526)%	Sector/Specialty B Funds:
MML GMO Growth Equity (541)%	AIM V.I. Financial Services (528)%
MML Legg Mason Concentrated Growth (532)%	ING VP Real Estate (578)%
MML T. Rowe Price Blue Chip Growth (556)%	Oppenheimer High Income (550)%
Oppenheimer Capital Appreciation (548)%	Total for both columns must equal 100%	100%

Addendum Page 5A of 5	F9307 907

Exhibit 5 Application

17. Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it. I hereby represent that the above information is correct and true to the best of my knowledge and belief.

The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit allocations of Net Purchase Payments to the Fixed Account. Transfers from the Separate Account to the Fixed Account may also be limited.

Changes and Corrections: Any change or correction of the Application will be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

Special State Fraud Notices:

•      CT, GA, & NE: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•      ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•      OK: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•      WA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

•      All other states: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand its provisions including any optional program I have selected.

Signed at: City	State	Date (mm/dd/yyyy)
Contract Owner Signature
Joint Contract Owner Signature (if applicable)	Annuitant Signature (if different from Contract Owner)

18.    REQUIRED NASD Registered Representative/Agent/Broker Information (This section must be completed by the Registered Representative.

APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

•      Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements.

•      Is this replacement meant to be a tax-free transfer under Section 1035?

☐ Yes ☐ No ☐ Yes ☐ No
I certify that I am NASD registered and state licensed for variable annuity contracts where this Application is written and delivered.
Firm Name
Firm Address (MMLISI Reps use agency number)
Please select one of the following commission options:	☐ Option A (default option)	☐ Option B

1. Signature of NASD Registered Representative	Print Name

MassMutual ID Code (if applicable)	License #	% of Commission

Business Telephone # (including area code)	E-mail Address

2. Signature of Second NASD Registered Representative (if applicable)	Print Name

MassMutual ID Code (if applicable)	License #	% of Commission

Business Telephone # (including area code)	E-mail Address

TMLS-T2a.2	Page 4 of 4	[F9307 907]